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EXHIBIT 23.2

STARK TINTER & ASSOCIATES, LLC
______________________________________________________________________
                                          Certified Public Accountants
                                                 Financial Consultants


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our report on the July 31, 2001 financial statements in the Registration Statement Form SB-2 dated August 17, 2001 and related prospectus of Donar Enterprises, Inc. for the registration of 2,000,000 Shares of Common Stock.


/s/  Stark Tinter & Associates, LLC

STARK TINTER & ASSOCIATES, LLC
August 30, 2001
Denver, Colorado



     7535 East Hampden Avenue, Suite 109 * Denver, Colorado 80231
                Tel (303) 694-6700 Fax (303) 694-6761

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